UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2010

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Almaden Boulevard, San Jose, CA	95113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (408) 947-6900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                                       Other Events.

As previously reported, under the terms of Heritage Commerce Corp’s private placement of preferred stock completed on June 21, 2010, the Company had the right to commence a rights offering of up to 1.8 million shares of common stock at a price not less than $3.75 per share, the implied price per common share paid by the investors for the preferred stock.  Under the terms of its agreement with the preferred stock investors, the rights offering would have to be completed by December 21, 2010.  The Company has determined that based on the recent trading price of its common stock, a rights offering at $3.75 could not successfully be completed by December 21, 2010. Therefore, the Company will not be commencing a rights offering of common stock as contemplated by its filing of a registration statement with the Securities and Exchange Commission on October 22, 2010, and the registration statement will be withdrawn.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERITAGE COMMERCE CORP

DATED: November 10, 2010	By:	/s/ Lawrence D. McGovern
Lawrence D. McGovern,
Executive Vice President and
Chief Financial Officer